Exhibit 99.1

 ClearOne Announces Expiration of Oversubscribed Rights Offering

SALT LAKE CITY, UTAH – December 3, 2018 – ClearOne (NASDAQ: CLRO), a global provider of audio and visual communication solutions, announced today the expiration of the Company’s rights offering (the “Offering”) that was oversubscribed.  The subscription period for its previously announced rights offering of common stock at a subscription price of $1.20 per share expired on November 28, 2018, and these rights are no longer exercisable.

Total subscription will be reduced pro-rata to the maximum offering of 8,306,535 shares. Preliminary estimates indicate that the Company will be raising the full gross proceeds of $10.0 million in the Offering.  The results of the oversubscribed Offering and ClearOne’s estimates regarding the aggregate gross proceeds of the Offering to be received by ClearOne are subject to finalization and verification by its subscription agent.

ClearOne anticipates that the closing of the Offering will occur on or about December 5, 2018, subject to satisfaction or waiver of all conditions to closing. Upon the closing, the subscription agent will distribute, either in the form of direct registration in book-entry or through the facilities of DTC, as applicable, shares of ClearOne common stock to holders of rights who have validly exercised their rights and paid the subscription price in full.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The rights offering is being made pursuant to ClearOne’s effective registration statement on Form S-1 (Reg. No. 333-227530) on file with the U.S. Securities and Exchange Commission (the “SEC”). The registration statement was declared effective by the SEC on November 5, 2018. The registration statement is available on our website as well as under the SEC’s web site at http://www.sec.gov. The rights offering is being made only by means of a written prospectus forming part of the effective registration statement.

About ClearOne

ClearOne is a global company that designs, develops and sells conferencing, collaboration, and network streaming solutions for voice and visual communications. The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability and scalability. More information about the Company can be found at www.clearone.com.

Safe Harbor Statement

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated.  Such forward-looking statements and any statements of the plans and objectives of management for future operations and forecasts of future growth and value, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements.  Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances.  Readers should not place undue reliance on these forward-looking statements. The information in this press release should be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-K, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-K and the Public Filings.

Contact:

Investor Relations

801-975-7200

investor_relations@clearone.com

http://investors.clearone.com